UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2021

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 8, 2021, the Company posted the following notice on its press center website (https://presscenter.rclcorporate.com/):

“Royal Caribbean Group (NYSE: RCL) announced today that it is extending the suspension of some sailings, including all sailings from the United States until June 30, while continuing its measured return to service with more sailings scheduled from different regions around the world.

“Safety is the first priority, and we know that cruising can be safe, as we have seen in Europe and Asia,” said Richard D. Fain, Royal Caribbean Group chairman and CEO. “The rising number of Americans who are fully vaccinated against COVID-19, layered on top of the rigorous health and safety measures we are implementing under the Healthy Sail Panel’s guidance, enables us to create a safe environment to take a cruise. We strongly believe that President Biden’s stated goal for society to reopen in time for Independence Day is a realistic goal.”

While we continue to work with the Centers for Disease Control and Prevention in the United States and government authorities around the world, we have made the following adjustments to upcoming 2021 itineraries:

Royal Caribbean International

•	Suspending sailings through June 30
•	Excluding all ships which have recently announced many new homeports around the globe

Celebrity Cruises

•	Suspending sailings through June 30
•	Excluding all ships which have recently announced many new homeports around the globe

Silversea Cruises

•	Suspending sailings through June 30
•	Excluding Silver Moon, Silver Origin and Silver Explorer

The Group’s thoughtful return to sailing continues with announcements in the past 30 days of eight more ships that will be welcoming guests beginning in June with science-backed protocols, including vaccines.

Royal Caribbean International

•	Adventure of the Seas will sail from new homeport Nassau, The Bahamas, on 7-night cruises that include Perfect Day at CocoCay beginning June 12.
•	Vision of the Seas will sail from first-time homeport Bermuda on 7-night cruises that include Perfect Day at CocoCay beginning June 26.
•	Jewel of the Seas will sail from its new homeport of Cyprus on 7-night cruises in the Greek islands beginning July 10.
•	Anthem of the Seas will sail from Southampton, England, on 4-, 5- and 8-night cruise in the British Isles beginning July 7.

Celebrity Cruises

•	Celebrity Silhouette will sail from Southampton, England, on 6- to 8- night cruises around Britain’s coastline beginning July 3.
•	Celebrity Apex will make its debut from Athens with stops around the Mediterranean beginning June 19.
•	Celebrity Millennium will sail from new homeport St. Maarten with stops in the Caribbean beginning June 5.

Silversea Cruises

•	Silver Moon will sail from new homeport Athens, Greece, on 10-night cruises that include Israel and Cyprus beginning June 18.

These ships join Royal Caribbean International’s Quantum of the Seas, which has been sailing safely in Singapore since December 2020, and Odyssey of the Seas, which, as previously announced, will begin sailing from Haifa, Israel, beginning on June 2.

Royal Caribbean Group continues to work with our Healthy Sail Panel of globally recognized scientific and medical experts to come back stronger, and we look forward to welcoming all of our guests back on board.

We are reaching out to our guests and travel partners to share further details and address any questions or concerns they may have. For more information, visit the cruise lines’ websites: Celebrity Cruises: www.celebritycruises.com, Royal Caribbean www.royalcaribbean.com and Silversea: www.silversea.com.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: April 8, 2021	By:	/s/ Bradley H. Stein
	Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary